J.P. Morgan Partners (BHCA), L.P./NuCo2, Inc. Exhibit 99.1

Name and Address of Reporting Person[1]	Designated Reporter1	Statement for Month/Day/Year	Deemed Execution Date, if any (Month/Day/Year)	Issuer Name, Ticker or Trading Symbol	Title of Security	Amount of Securities Beneficially Owned[1]	Title of Derivative Securities and Title and Amounts of Securities Underlying Derivative Securities	Ownership Form: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership[1]	Disclaims Pecuniary Interest
JPMP Master Fund Manager, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I	See Table II Rows 1-7	I	See Explanatory Note 2 below	No
JPMP Capital Corp. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas, 40th Floor New York, NY 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I	See Table II	I	See Explanatory Note 3 below	No
J.P. Morgan Chase & Co. 270 Park Avenue 35th Floor New York, NY 10017	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I	See Table II	I	See Explanatory Note 4 below	No
J.P. Morgan Partners Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I Row 3	See Table II Row 9	D	See Explanatory Note 5 below
J.P. Morgan Partners Global Investors A, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I Row 5	See Table II Row 10	D	See E xplanatory Note 6 below
J.P. Morgan Partners Global Investors (Cayman), L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I Row 4	See Table II Row 11	D	See Explanatory Note 7 below
J.P. Morgan Partners Global Investors (Cayman) II, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), LLC.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I Row 6	See Table II Row 12	D	See Explanatory Note 8 below
JPMP Global Investors, L.P. c/o J.P. Morgan Partners, LLC 1221 Avenue of the Americas-40th Floor New York, New York 10020	J.P. Morgan Partners (BHCA), L.P.	December 13, 2004	N/A	NuCo2, Inc. ("NuCo")	Common Stock	See Table I Rows 3-6	See Table II Rows 9-12	I	See Explanatory Note 9 below	No

Explanatory Note:

(1)	The Designated Reporter is executing this report on behalf of all Reporting Persons, each of whom has authorized it to do so. Each of such Persons disclaims beneficial ownership of the securities to the extent it exceeds such Person's pecuniary interest therein.

(2)	The amounts shown in Table II represent the beneficial ownership of the Issuer's equity securities by J.P. Morgan Partners (BHCA), L.P. (“JPM BHCA”). A portion of the securities may be deemed attributable to the Reporting Person because the Reporting Person is the general partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be deemed to be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA.

(3)	The amounts shown represent the beneficial ownership of the Issuer’s equity securities by a) JPM BHCA and b) J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., and J.P. Morgan Partners Global Investors (Cayman) II, L.P. (the “JPMP Global Entities”), a portion of which may be deemed attributable to the Reporting Person because it is (1) the general partner of JPMP Master Fund Manager (MF Manager”), the general partner of JPM BHCA and (2) the general partner of JPMP Global Investors, L.P. which is the general partner of each of the JPMP Global Entities. The actual pro rata portion of such beneficial ownership that may be deemed attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting within JPM BHCA, MF Manager and each of the JPMP Global Entities.

(4)	The amounts shown in Table II represent beneficial ownership of the Issuer’s equity securities by JPM BHCA and the JPMP Global Entities, a portion of which may be deemed attributable to the Reporting Person because it is the sole stockholder of (a) JPMP Capital Corporation, the general partner of MF Manager and (b) Chatham Ventures, Inc., the limited partner of JPM BHCA. The actual pro rata portion of such beneficial ownership that may be attributable to the Reporting Person is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within JPM BHCA, MF Manager and each of the JPMP Global Entities.

(5)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors, L.P.

(6)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors A, L.P.

(7)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors (Cayman), L.P. (“Cayman”).

(8)	The amount shown represents the beneficial ownership of the Issuer’s equity securities by J.P. Morgan Partners Global Investors (Cayman) II, L.P. (“Cayman II”).

(9)	The amounts shown in Table I rows 3-6 and in Table II rows 9-12 represent the beneficial ownership of the Issuer’s equity securities by the JPMP Global Entities. The Reporting Person is the general partner of each of the JPMP Global Entities.